333-8077
                                                         ________

               SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON,  D. C.  20549
                   __________________________

                       AMENDMENT TO
                        FORM  T-1

                    STATEMENT OF ELIGIBILITY
            UNDER THE TRUST INDENTURE ACT OF 1939 OF
           A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                   __________________________

              CHECK IF AN APPLICATION TO DETERMINE
              ELIGIBILITY OF A TRUSTEE PURSUANT TO
                     SECTION 305(b)(2)    X
                                       -------
                   __________________________

             UNITED STATES TRUST COMPANY OF NEW YORK
       (Exact name of trustee as specified in its charter)

     New York                           13-3818954
     (Jurisdiction of incorporation          (I. R. S. Employer
     if not a U. S. national bank)       Identification No.)

     114 West 47th Street                    10036-1532
     New York,  New York                (Zip Code)
     (Address of principal
     executive offices)

                   __________________________

              Wellsford Residential Property Trust
       (Exact name of obligor as specified in its charter)

           Maryland                    13-3675988
(State or other jurisdiction of    (I. R. S. Employer
incorporation or organization)     Identification No.)

       610 Fifth Avenue                   10020
      New York, New York               (Zip code)
        (Address of principal executive offices)

                   __________________________

Fixed Rate and Floating Rate Medium-Term Notes
Due Nine Months or More from Date of Issue
(Does not include all securities registered pursuant to File No. 333-8077).
(Title of the indenture securities)

GENERAL



 1.  General Information
     -------------------
     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.


          Federal Reserve Bank of New York (2nd District), New
          York, New York (Board of Governors of the Federal
          Reserve System).
          Federal Deposit Insurance Corporation, Washington, D.C. New York State Banking Department, Albany, New York


     (b) Whether it is authorized to exercise corporate trust powers.

               The trustee is authorized to exercise corporate trust powers.


2.   Affiliations with the Obligor
     -----------------------------
     If the obligor is an affiliate of the trustee, describe each such affiliation.

     None.


3.   Voting Securities of the Trustee
     --------------------------------
     As of October 21, 1996, 2,999,020 shares of Common Stock - par value $5 per share.

     ----------------------

4.   Trusteeships under Other Indentures
     -----------------------------------
     (a) Title of the securities outstanding under each such indenture.

        (i) 7 1/4% Senior Notes in the principal amount of $55,000,000 due and payable August 15, 2000;

        (ii) 9 3/8% Senior Notes in the principal amount of $100,000,000 due and payable February 1, 2002; and

        (iii) 7 3/4% Senior Notes in the principal amount of $70,000,000 due and payable August 15, 2005
               (collectively, the "Senior Notes").

     The above Senior Notes are issued pursuant to the Indenture dated as of August 21, 1995 between Wellsford Residential
Property Trust and United States Trust Company of New York.

     (b) A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of
Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

The indenture securities will be pari passu with the Senior Notes described in Section 4 above and the Senior Notes are, and the indenture securities will be, senior unsecured obligations of Wellsford Residential Property Trust.

5.   Interlocking Directorates and Similar Relationships with the
     Obligor or Underwriters
     ------------------------------------------------------------
     Not applicable.


6.  Voting Securities of the Trustee Owned by the Obligor or its
    Officials
    ------------------------------------------------------------

     Not applicable.


7.   Voting Securities of the Trustee Owned by Underwriters or
     their Officials
     -----------------------------------------------------------
     Not applicable.


8.   Securities of the Obligor Owned or Held by the Trustee
     ------------------------------------------------------
     Not applicable.


9.   Securities of Underwriters Owned or Held by the Trustee
     -------------------------------------------------------
     Not applicable.


10.  Ownership or Holdings by the Trustee of Voting Securities of
     Certain Affiliates or Securityholders of the Obligor
     ------------------------------------------------------------
     Not applicable.


11.  Ownership or Holdings by the Trustee of any Securities of a
     Person Owning 50 Percent or More of the Voting Securities of
     the Obligor
     ------------------------------------------------------------
     Not applicable.


12.  Indebtedness of the Obligor to the Trustee
     ------------------------------------------
     Not applicable.

13.  Defaults by the Obligor
     -----------------------
     Not applicable.

14.  Affiliations with the Underwriters
     ----------------------------------
     Not applicable.


15.  Foreign Trustee
     ---------------
     Not applicable.


16.  List of Exhibits
     ----------------
     T-1.1     --   Organization Certificate, as amended, issued
                    by the State of New York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the
                    Commission pursuant to the Trust Indenture
                    Act of 1939, as amended by the Trust
                    Indenture Reform Act of 1990 (Registration
                    No. 33-97056).

     T-1.2     --   Included in Exhibit T-1.1.

     T-1.3     --   Included in Exhibit T-1.1.

     T-1.4     --   The By-laws of the United States Trust
                    Company of New York,  as amended,  is
                    incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust
                    Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990
                    (Registration No. 33-97056).

     T-1.6     --   The consent of the trustee required by
                    Section 321(b) of the Trust Indenture Act of
                    1939, as amended by the Trust Indenture
                    Reform Act of 1990.

     T-1.7     --   A copy of the latest report of condition of
                    the trustee pursuant to law or the
                    requirements of its supervising or examining authority.

                              NOTE


As of October 21, 1996, the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U. S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U. S. Trust Corporation.

In answering Item 2 in this statement of eligibility, as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

_____________________


Pursuant to the requirements of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 22nd day of October, 1996.


UNITED STATES TRUST COMPANY OF
     NEW YORK, Trustee


By:  /s/ Cynthia Chaney
     --------------------------
     Cynthia Chaney
     Assistant Vice President

                                        Exhibit T-1.6

The consent of the trustee required by Section 321(b) of the Act.

             United States Trust Company of New York
                    114 West 47th Street
                    New York, NY  10036


September 1, 1995


Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Very truly yours,


UNITED STATES TRUST COMPANY
  OF NEW YORK


By:  /s/Gerard F. Ganey
     ----------------------------
    Gerard F. Ganey
    Senior Vice President

                                             EXHIBIT T-1.7

UNITED STATES TRUST COMPANY OF NEW YORK
CONSOLIDATED STATEMENT OF CONDITION
JUNE 30, 1996
($ IN THOUSANDS)

ASSETS
Cash and Due from Banks                          $ 77,810

Short-Term Investments                             18,306

Securities, Available for Sale                    867,513

Loans
1,333,282
Less:  Allowance for Credit Losses                 12,858
                                                   ---------
   Net Loans                                    1,320,424
Premises and Equipment                             57,561
Other Assets                                      132,888
   Total Assets                                $2,474,502

                                               ==========
LIABILITIES
Deposits:
   Non-Interest Bearing                      $    469,797
   Interest Bearing                             1,545,026
                                                ---------
      Total Deposits                            2,014,823

Short-Term Credit Facilities                      170,747
Accounts Payable and Accrued Liabilities          136,595
                                                ---------
   Total Liabilities                           $2,322,165

                                                =========
STOCKHOLDER'S EQUITY
Common Stock                                       14,995
Capital Surplus                                    42,394
Retained Earnings                                  96,902
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes             (1,954)
Total Stockholder's Equity                        152,337
    Total Liabilities and                         -------
     Stockholder's Equity                      $2,474,502
                                               -----------

I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkman, SVP & Controller

September 12, 1996